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Exhibit 2.5

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

        AMENDMENT NO. 1, dated as of March 30, 2007 (this "Amendment"), is by and between VERIZON COMMUNICATIONS INC., a Delaware corporation ("Verizon") and NORTHERN NEW ENGLAND SPINCO INC., a Delaware corporation ("Spinco") to the Distribution Agreement, dated as of January 15, 2007 (the "Distribution Agreement") by and between Verizon and Spinco. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Distribution Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Distribution Agreement.

        In consideration of the premises and the mutual promises herein made, and in consideration of the agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

        1.     Amendment to Recital. In the fourth recital in the Distribution Agreement, the reference to "ILEC Spinco Assets" in the fifth line is hereby replaced with "Non-ILEC Spinco Assets".

        2.     Amendment to Section 1.1. The definition of "Contributing Companies" set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

        "Contributing Companies" means Verizon New England, NYNEX Long Distance Company, Bell Atlantic Communications Inc., Verizon Select Services Inc., Verizon Internet Services Inc., GTE.Net LLC, and, any Subsidiary of Verizon that employs Continuing Employees (as defined in the Merger Agreement) as of the Closing Date.

        3.     Amendment to Section 1.1. In the definition of "Spinco Business" a new subsection (F), prior to the proviso, is hereby added as follows:

        "(F) the delivery by GTE.Net LLC of dial-up and DSL services to customers located in the Territory."

        4.     Amendment of Certain Code References. Clause (ii) of the seventh recital is hereby amended to refer to the Second Internal Spinoff as "a distribution eligible for nonrecognition under Sections 355(a) and 355(c) of the Code."

        5.     Confirmation of Distribution Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Distribution Agreement remain unmodified and in full force and effect. The provisions of Article X of the Distribution Agreement shall apply to this Amendment mutatis mutandis.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ JOHN W. DIERCKSEN
Name: John W. Diercksen Title: Executive Vice President, Strategy, Planning and Development
NORTHERN NEW ENGLAND SPINCO INC.
By:	/s/ JOHN W. DIERCKSEN
Name: John W. Diercksen Title: Executive Vice President, Strategy, Planning and Development

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AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT